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                              MEMCO SOFTWARE LTD.

                  1997 STOCK OPTION AND INCENTIVE PLAN (III)

                            STOCK OPTION AGREEMENT                   Exhibit 4.9


To: ___________________________ ("Optionee")


          THIS STOCK OPTION AGREEMENT ("Agreement") is effective as of the Grant Date specified below and is made between Memco Software Ltd. (the "Company"), and the Optionee identified above.

          WHEREAS, the Company has adopted the Memco Software Ltd. 1997 Stock Option and Incentive Plan (III) (the "Plan") in order to provide additional incentive to certain employees of the Company;

          WHEREAS, the Committee responsible for administering the Plan granted Optionee on _____________, 1997 (the "Grant Date") certain options to purchase ordinary shares of the Company pursuant to the terms and conditions hereunder; and

          WHEREAS, the decision to grant such options to the Optionee has been made as an integral part of the Company's policy to employ and retain persons who are valuable to the Company and to its subsidiaries, to encourage the sense of proprietorship as well as to create an active interest in the development and financial success of the Company.


          NOW, THEREFORE, the parties hereto agree as follows:


          1.  Grant and Acceptance of Option.
              ------------------------------

          1.1 The Company hereby grants to the Optionee, effective as of the Grant Date, options (the "Options") to purchase all or any part of an aggregate of ____________ whole shares of Ordinary Shares, subject to, and in accordance with, the terms and conditions set forth in this Agreement.

          1.2 The Options are intended to qualify as an Incentive Stock Options within the meaning of Section 422 of the Code and the terms of this Agreement shall be construed in accordance with such Code section; provided, however, that
                                                         --------  -------
nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Options are or will be determined to be an Incentive Stock
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Options within the meaning of Section 422 of the Code. In the event that the aggregate fair market value of stock (determined as of the date the Options are granted) with respect to which the Options (and any other incentive stock options held by the Optionee issued by the Company or its parent or subsidiaries) are exercisable for the first time during any calendar year exceeds 100,000 U.S. dollars, such excess Options shall lose their status as "Incentive Stock Options" and shall be deemed to be "Nonqualified Options" under applicable law.

          1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. In the case of any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall prevail.

          1.4 The Options cannot be exercised unless Optionee signs his or her name in the space provided on the copy of this Agreement enclosed herewith and causes it to be delivered to and in the hands of the Secretary of the Company no later than fourteen (14) days after the date this Agreement is delivered to the Optionee by the Company. If the Secretary does not have the Optionee's properly executed copy of this Agreement no later than fourteen (14) days after such delivery date, then, anything in this Agreement to the contrary notwithstanding, the Options will terminate and be of no effect. The Optionee's signature and delivery of a copy of this Agreement will not commit the Optionee to purchase any of the Ordinary Shares that are subject to the Options but will evidence the Optionee's acceptance of the Options upon the terms and conditions herein stated.

          2.  Purchase Price.  The price at which the Optionee shall be entitled
              --------------
to purchase Ordinary Shares upon the exercise of the Options shall be _____ U.S. dollars per Ordinary Share (a price which must be at least equal to the Fair Market Value of underlying shares on date of grant or 110% of Fair Market Value in the case of a grant to a Ten Percent Stockholder).

          3.  Duration of Options.  The Options shall be exercisable to the
              -------------------
extent and in the manner provided herein for a period of 10 years (5 years in the case of Options held by a Ten-Percent Stockholder) from the Grant Date (the "Exercise Term"); provided, however, that the Options may be earlier terminated
                  --------  -------
as provided in Sections 6(f) and 6(g) of the Plan.

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          4.  Exercisability of Options.  Unless otherwise provided in this
              -------------------------
Agreement, the Plan or the rules that may be adopted by the Committee from time to time under the Plan, the Options shall vest and be exercisable by the Optionee, in whole at any time or in part from time to time, in exchange for the number of Ordinary Shares covered by the Options in accordance with the following schedule:

        Number of Options             Date of Vesting/ Exercisability
------------------------------------------------------------------------
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

Notwithstanding the foregoing, an Optionee's right of exercise/purchase shall be subject to the employment provisions of Section 6(f) of the Plan; provided, that in no event may the Options be exercised more than one month after termination of employment (six months in the case of termination of employment by reason of death or disability) or after the expiration of 10 years from the date of this Agreement. Each right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term.

          5.  Manner of Exercise and Payment.
              ------------------------------

          5.1 Subject to the terms and conditions of this Agreement and the Plan, the Options may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Options and the number of Ordinary Shares in respect of which the Options are being exercised and shall be signed by the person or persons exercising the Options. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Options.

          5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by (x)(i) the full purchase price for the Ordinary Shares in respect of which the Options are being exercised, in cash (i.e., by check), or by transferring Ordinary Shares, or in a combination of cash and such Ordinary Shares to the Company having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Ordinary Shares are substituted or (ii) instructions from the Optionee to the

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Company directing the Company to deliver a specified number of Ordinary Shares directly to a designated broker or dealer pursuant to a cashless exercise election which is made in accordance with such requirements and procedures as are acceptable to the Committee in its sole discretion and (y) any applicable withholding taxes.

          5.3 Upon receipt of notice of exercise and full payment for the Ordinary Shares in respect of which the Options are being exercised and any other documentation which may be reasonably required by the Committee, the Company shall, subject to the Plan and this Agreement, take such action as may be necessary to effect the transfer to the Optionee of the number of Ordinary Shares as to which such exercise was effective.

          5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Ordinary Shares subject to the Options until (i) the Options shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Ordinary Shares in respect of which the Options was exercised and any applicable withholding taxes, (ii) the Company shall have issued and delivered the Ordinary Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Ordinary Shares, subject to the terms and conditions set forth herein.

          6.  Nontransferability.  The Options shall not be transferable other
              ------------------
than by will or by the laws of descent and distribution or by such other means explicitly permitted by Section 422 of the Code. During the lifetime of the Optionee, the Options shall be exercisable only by the Optionee or the Optionee's guardian or legal representative.

          7.  No Right to Continued Employment.  Nothing in this Agreement or
              --------------------------------
the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuation of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

          8.  Adjustments.  In the event of any of the corporate capital
              -----------
transactions described in Section 10 of the Plan, entitled "Effect of Certain Changes," the Committee may make appropriate adjustments to the number and class of Ordinary Shares or other stock or securities subject to the Options and the purchase price for such Ordinary Shares or other stock or securities. The Committee's adjustments shall be made in accordance with the provisions of
Section 10 of the Plan, entitled "Effect of Certain Changes," and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

          9.  Disqualifying Dispositions.  If the Optionee makes a disposition,
              --------------------------
within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any Ordinary Shares issued to the Optionee pursuant to his exercise of the Options within the two-year period commencing on the day after the Grant Date or within the one-year period commencing on the day after the date of transfer of such Ordinary Shares to the

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Optionee pursuant to such exercise, the Optionee shall, within ten (10) days after such disposition, notify the Company thereof, by delivery of a written notice to the Secretary of the Company, and immediately deliver to the Company the amount of all applicable withholding taxes.

          10.  Optionee Bound by the Plan.  The Optionee hereby acknowledges
               --------------------------
receipt of a copy of the Plan and agrees to be bound by all other terms and provisions thereof.

          11.  Modification of Agreement.  This Agreement may be modified,
               -------------------------
amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

          12.  Severability.  Should any provision of this Agreement be held by
               ------------
a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

          13.  Governing Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of Israel.

          14.  Successors in Interest.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon each successor corporation. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

          15.  Resolution of Disputes.  Any dispute or disagreement which may
               ----------------------
arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made by the Committee hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

          16.  Shareholder Approval.  The effectiveness of this Agreement and of
               --------------------
the grant of the Options pursuant hereto is subject to the approval of the Plan by the stockholders of the Company in accordance with the terms of the Plan within 12 months of the date the Plan is adopted.

          17.  Tax Consequences.  The Optionee shall be liable for any tax
               ----------------
consequences arising from the grant of the Options, from the exercise thereof and/or from the transfer, sale or other disposition of the Ordinary Shares of the Company obtained upon the exercise of such Options. Any description provided by the Company of tax implications or consequences associated with the grant or exercise of Options hereunder (whether contained in this Agreement, the Plan or any other communication received by the Optionee to date or in the future) does not purport to be accurate,

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complete or comprehensive. The Optionee is advised to seek independent advice regarding such tax consequences and implications.


          18.  Confidentiality.  The Optionee shall keep in strict confidence
               ---------------
and shall not disclose any of the terms and conditions of this Agreement to any other party, except for disclosures required by law, and then only to the extent so required by law. The Optionee acknowledges and agrees that this confidentiality provision is a principal obligation of the Optionee under this Agreement.

                                    MEMCO SOFTWARE LTD.
                                    -------------------

                                    By:
                                       ---------------------------------------
                                    Printed Name:
                                                 -----------------------------
                                    Title:
                                          ------------------------------------
Attest:

-----------------------------------
            Secretary



                                     I hereby agree to the terms and conditions set forth herein and acknowledge receipt of the Memco Software Ltd. 1997 Stock Option and Incentive Plan (III)




                                     -----------------------------------------
                                     (Signature of Optionee)


                                     ----------------------------
                                     Date

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